Exhibit 99.1

Stitch Fix Announces Fourth Quarter and Full Fiscal Year 2024 Financial Results

SAN FRANCISCO, September 24, 2024 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ: SFIX), the leading online personal styling service, today announced its financial results for the fourth quarter and full fiscal year 2024, ended August 3, 2024. Fiscal 2024 included 53 weeks, with the additional week occurring in the fourth quarter.
“We are executing our transformation strategy with discipline and, during the fourth quarter, we delivered results at the high end of our guidance on both the top and bottom line,” said Matt Baer, Chief Executive Officer, Stitch Fix. “I am proud of the Stitch Fix team’s efforts this past fiscal year and encouraged by the progress we have already made to strengthen the foundation of our business and reimagine our client experience. While there is a lot of work still to do, I am confident we are on the right path to continue to improve the trajectory of our business which includes returning to revenue growth by the end of FY26.”
During the first quarter of fiscal 2024, we ceased operations of our UK business and met the accounting requirements for reporting the UK business as a discontinued operation. Accordingly, our unaudited condensed consolidated financial statements reflect the results of the UK business as a discontinued operation for all periods presented. Unless otherwise noted, amounts and disclosures below relate to our continuing operations.
Fourth Quarter Fiscal 2024 Key Metrics and Financial Highlights
•Net revenue of $319.6 million, a decrease of 12.4% year-over-year, or a decrease of 18.3% year-over-year adjusted for the impact of the extra week in Q4’24.
•Gross margin of 44.6%, an increase of 50 basis points year-over-year, which reflects improved transportation leverage.
•Net loss of $35.7 million and diluted loss per share of $0.29.
•Adjusted EBITDA of $9.5 million, which reflects continued cost management discipline.
•Free cash flow was $4.5 million in the fourth fiscal quarter.
•We ended the quarter with $247.0 million of cash, cash equivalents, and investments; and no debt.
Full Year Fiscal 2024 Key Metrics and Financial Highlights
•Net revenue of $1.34 billion, a decrease of 16.0% year-over-year, or a decrease of 17.4% year-over-year adjusted for the impact of the extra week in 2024.
•Active clients of 2,508,000, a decrease of 125,000, or 4.7%, quarter-over-quarter; and a decrease of 613,000, or 19.6%, year-over-year.
•Net revenue per active client (“RPAC”) of $533, an increase of 4.5% year-over-year.
•Gross margin of 44.3%.
•Net loss of $118.9 million and diluted loss per share of $0.99.
•Adjusted EBITDA of $29.3 million.
•Free cash flow was $14.2 million for the full fiscal year.
Financial Outlook
Our financial outlook for the first quarter of fiscal 2025 ending November 2, 2024, is as follows:

Q1 2025
Net Revenue	$303 million - $310 million	(17)% - (15)% YoY
Adjusted EBITDA	$5 million - $9 million	1.7% - 2.9% margin
Our fiscal year is a 52-week or 53-week period ending on the Saturday closest to July 31. The fiscal year 2025 is a 52-week year and the fiscal year 2024 is a 53-week year, with the extra week occurring in the fourth quarter ending August 3, 2024.

Our financial outlook for fiscal year 2025 is as follows:

Fiscal Year 2025
Net Revenue	$1.11 billion - $1.16 billion	(17)% - (13)% YoY
(16)% - (12)% YoY adjusted to a 52-week period(1)
Adjusted EBITDA	$14 million - $28 million	1.3% - 2.4% margin
(1) Full fiscal year 2024 net revenue from continuing operations has been adjusted to remove the impact of the 53rd week for year-over-year comparative purposes.

Stitch Fix has not reconciled its Adjusted EBITDA outlook to GAAP net income (loss) because it does not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of restructuring and other one-time costs, net other income (expense), provision for income taxes, and stock-based compensation expense, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.
Conference Call and Webcast Information
Matt Baer, Chief Executive Officer of Stitch Fix, and David Aufderhaar, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://register.vevent.com/register/BI5cb9532858bb46068cf7d1fe2aea4df8
Upon registration, telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the webcast will also be available for a limited time at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix (NASDAQ: SFIX) is the leading online personal styling service that helps people discover the styles they will love that fit perfectly so they always look - and feel - their best. Few things are more personal than getting dressed, but finding clothing that fits and looks great can be a challenge. Stitch Fix solves that problem. By pairing expert stylists with best-in-class AI and recommendation algorithms, the company leverages its assortment of exclusive and national brands to meet each client's individual tastes and needs, making it convenient for clients to express their personal style without having to spend hours in stores or sifting through endless choices online. Stitch Fix, which was founded in 2011, is headquartered in San Francisco. For more information, please visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call, and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and metrics for the first quarter and full fiscal year of 2025; that the execution of our strategy and priorities will enable us to achieve long-term, sustainable, and profitable growth and positive free cash flow; our expectation to return to revenue growth by the end of fiscal year 2026 and achieve a quarter-over-quarter increase in active clients during fiscal year 2026; that the changes we have made to our client experience will help us acquire, retain, and reactivate highly engaged clients over time and better serve our clients in the future; that the introduction of StyleFile will be a valuable tool that will drive meaningful engagement and client conversion; that our actions to make Stylists more visible to our clients will deepen relationships between clients and Stylists and increase client engagement; that the changes we are making to the traditional Fix model will increase revenue; our expectations to triple the amount of newness as a percentage of our broader assortment by the end of fiscal year 2025; that our refreshed brand identity will deepen connections and engagement with our clients; that the introduction of new private label brands will help us better meet the trend needs of our current clients and will extend the Stitch Fix experience to new client segments; and our expectations regarding warehouse costs, transportation costs, gross margin, inventory levels, and advertising spend. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, Stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory levels and management; risks related to our supply chain, sourcing of materials and shipping of merchandise; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on

Form 10-Q for the fiscal quarter ended April 27, 2024. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	August 3, 2024	July 29, 2023
Assets
Current assets:
Cash and cash equivalents	$162,862	$239,437
Short-term investments	84,106	18,161
Inventory, net	97,903	130,548
Prepaid expenses and other current assets	21,839	27,692
Current assets, discontinued operations	—	9,623
Total current assets	366,710	425,461
Property and equipment, net	51,517	79,757
Operating lease right-of-use assets	63,780	104,533
Other long-term assets	4,857	2,681
Long-term assets, discontinued operations	—	2,046
Total assets	$486,864	$614,478
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$87,058	$96,730
Operating lease liabilities	21,817	28,210
Accrued liabilities	73,007	69,893
Gift card liability	6,749	10,328
Deferred revenue	9,217	11,366
Other current liabilities	5,201	8,802
Current liabilities, discontinued operations	502	12,782
Total current liabilities	203,551	238,111
Operating lease liabilities, net of current portion	95,685	125,418
Other long-term liabilities	606	3,639
Total liabilities	299,842	367,168
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	684,650	615,236
Accumulated other comprehensive income (loss)	(335)	527
Accumulated deficit	(467,253)	(338,413)
Treasury stock at cost	(30,042)	(30,042)
Total stockholders’ equity	187,022	247,310
Total liabilities and stockholders’ equity	$486,864	$614,478

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Revenue, net	$319,550	$364,739	$1,337,468	$1,592,521
Cost of goods sold	177,073	203,867	745,430	916,908
Gross profit	142,477	160,872	592,038	675,613
Gross margin	44.6%	44.1%	44.3%	42.4%
Selling, general, and administrative expenses	184,365	183,815	725,465	830,894
Operating loss	(41,888)	(22,943)	(133,427)	(155,281)
Interest income	3,327	2,027	11,250	5,841
Other income (expense), net	651	1,018	1,631	(25)
Loss before income taxes	(37,910)	(19,898)	(120,546)	(149,465)
Provision (benefit) for income taxes	(2,169)	421	(1,661)	871
Net loss from continuing operations	(35,741)	(20,319)	(118,885)	(150,336)
Net loss from discontinued operations, net of income taxes	(757)	(8,340)	(9,955)	(21,637)
Net loss	$(36,498)	$(28,659)	$(128,840)	$(171,973)
Other comprehensive income (loss):
Change in unrealized loss on available-for-sale securities, net of tax	163	251	267	1,738
Foreign currency translation	—	908	(1,129)	2,316
Total other comprehensive income (loss), net of tax	163	1,159	(862)	4,054
Comprehensive loss	$(36,335)	$(27,500)	$(129,702)	$(167,919)
Loss per share from continuing operations, attributable to common stockholders:
Basic	$(0.29)	$(0.17)	$(0.99)	$(1.31)
Diluted	$(0.29)	$(0.17)	$(0.99)	$(1.31)
Loss per share from discontinued operations, attributable to common stockholders:
Basic	$(0.01)	$(0.07)	$(0.08)	$(0.19)
Diluted	$(0.01)	$(0.07)	$(0.08)	$(0.19)
Loss per share attributable to common stockholders:
Basic	$(0.30)	$(0.24)	$(1.07)	$(1.50)
Diluted	$(0.30)	$(0.24)	$(1.07)	$(1.50)
Weighted-average shares used to compute loss per share attributable to common stockholders:
Basic	123,635,392	117,006,653	120,214,198	114,684,980
Diluted	123,635,392	117,006,653	120,214,198	114,684,980

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Twelve Months Ended
	August 3, 2024	July 29, 2023
Cash Flows from Operating Activities from Continuing Operations
Net loss from continuing operations	$(118,885)	$(150,336)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities from continuing operations:
Change in inventory reserves	(15,094)	(17,919)
Stock-based compensation expense	76,756	102,072
Depreciation, amortization, and accretion	44,489	42,122
Asset impairment	19,283	16,874
Other	(869)	1,884
Change in operating assets and liabilities:
Inventory	47,739	76,047
Prepaid expenses and other assets	3,096	11,257
Income tax receivables	431	52,978
Operating lease right-of-use assets and liabilities	(11,935)	(2,996)
Accounts payable	(9,746)	(40,366)
Accrued liabilities	5,304	(19,698)
Deferred revenue	(2,150)	(2,824)
Gift card liability	(3,579)	(205)
Other liabilities	(6,633)	4,340
Net cash provided by operating activities from continuing operations	28,207	73,230
Cash Flows from Investing Activities from Continuing Operations
Proceeds from sale of property and equipment	350	842
Purchases of property and equipment	(13,965)	(18,863)
Purchases of securities available-for-sale	(97,322)	(258)
Sales of securities available-for-sale	—	6,524
Maturities of securities available-for-sale	32,195	76,231
Net cash provided by (used in) investing activities from continuing operations	(78,742)	64,476
Cash Flows from Financing Activities from Continuing Operations
Proceeds from the exercise of stock options, net	1,028	161
Payments for tax withholdings related to vesting of restricted stock units	(16,090)	(15,129)
Other	(431)	(117)
Net cash used in financing activities from continuing operations	(15,493)	(15,085)
Net increase (decrease) in cash and cash equivalents from continuing operations	(66,028)	122,621
Cash Flows from Discontinued Operations
Net cash used in operating activities from discontinued operations	(9,687)	(15,400)
Net cash used in investing activities from discontinued operations	—	(150)
Net cash used in financing activities from discontinued operations	(172)	(454)
Net decrease in cash and cash equivalents from discontinued operations	(9,859)	(16,004)
Effect of exchange rate changes on cash and cash equivalents	(688)	1,885
Net increase (decrease) in cash and cash equivalents	(76,575)	108,502
Cash and cash equivalents at beginning of period	239,437	130,935
Cash and cash equivalents at end of period	$162,862	$239,437
Supplemental Disclosure
Cash paid for income taxes	$1,457	$1,111
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,258	$1,226
Capitalized stock-based compensation	$4,979	$6,421

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA from continuing operations (“Adjusted EBITDA”) is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between continuing operations of companies. We believe free cash flow from continuing operations (“Free Cash Flow”) is an important metric because it represents a measure of how much cash from continuing operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•Adjusted EBITDA excludes interest income and net other (income) expense as these items are not components of our core business;
•Adjusted EBITDA does not reflect our provision for income taxes, which may increase or decrease cash available to us;
•Adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;
•Adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs attributable to our continuing operations that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows; and
•Free Cash Flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define Adjusted EBITDA as net loss from continuing operations excluding interest income, net other (income) expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, and restructuring and other one-time costs related to our continuing operations. The following table presents a reconciliation of net loss from continuing operations, the most comparable GAAP financial measure, to Adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Twelve Months Ended
(in thousands)	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Net loss from continuing operations	$(35,741)	$(20,319)	$(118,885)	$(150,336)
Add (deduct):
Interest income	(3,327)	(2,027)	(11,250)	(5,841)
Other (income) expense, net	(651)	(1,018)	(1,631)	25
Provision (benefit) for income taxes	(2,169)	421	(1,661)	871
Depreciation and amortization (1)	8,210	9,633	35,489	38,375
Stock-based compensation expense	16,845	23,649	76,756	102,072
Restructuring and other one-time costs (2)	26,356	2,772	50,463	45,749
Adjusted EBITDA	$9,523	$13,111	$29,281	$30,915
(1) For the three and twelve months ended August 3, 2024, depreciation and amortization excluded $2.9 million and $12.1 million, respectively, reflected in “Restructuring and other one-time costs.” For the three and twelve months ended July 29, 2023, depreciation and amortization excluded $1.1 million and $2.8 million, respectively, reflected in “Restructuring and other one-time costs.”
(2) Restructuring charges for the three and twelve months ended August 3, 2024, were $22.7 million and $43.8 million, respectively. For the three months ended August 3, 2024, this included a $19.3 million impairment charge related to a portion of our corporate office space, recorded in selling, general, and administrative expenses in the consolidated statements of operations and comprehensive loss. Restructuring charges for the three and twelve months ended July 29, 2023, were $2.8 million and $39.9 million, respectively.

Free Cash Flow
We define Free Cash Flow as net cash flows provided by (used in) operating activities from continuing operations, reduced by purchases of property and equipment that are included in cash flows from investing activities from continuing operations. The following table presents a reconciliation of net cash flows provided by (used in) operating activities from continuing operations, the most comparable GAAP financial measure, to Free Cash Flow for each of the periods presented:

	For the Three Months Ended		For the Twelve Months Ended
(in thousands)	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Free Cash Flow reconciliation:
Net cash provided by operating activities from continuing operations	$8,200	$22,550	$28,207	$73,230
Deduct:
Purchases of property and equipment from continuing operations	(3,706)	(3,999)	(13,965)	(18,863)
Free Cash Flow	$4,494	$18,551	$14,242	$54,367
Net cash provided by (used in) investing activities from continuing operations	$(39,193)	$28,176	$(78,742)	$64,476
Net cash used in financing activities from continuing operations	$(3,676)	$(4,702)	$(15,493)	$(15,085)
Operating Metrics

	August 3, 2024	April 27, 2024	January 27, 2024	October 28, 2023	July 29, 2023
Active Clients (in thousands)	2,508	2,633	2,805	2,989	3,121
Net Revenue per Active Client	$533	$525	$515	$506	$510
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period. Net revenue per active client was $533 and $510 as of August 3, 2024, and July 29, 2023, respectively.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com